DEALER AGREEMENT
                            Effective: March 1, 1998

Dear Securities Dealer:

Franklin/Templeton Distributors, Inc. ("we" or "us") invites you to participate in the distribution of shares of the Franklin Templeton investment companies (the "Funds") for which we now or in the future serve as principal underwriter, subject to the terms of this Agreement. We will notify you from time to time of the Funds which are eligible for distribution and the terms of compensation under this Agreement. This Agreement supersedes any prior dealer agreements between us, as stated in Section 18, below.

1. LICENSING.

     (a) You represent that you are (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and are presently licensed to the extent necessary by the appropriate regulatory agency of each jurisdiction in which you will offer and sell shares of the Funds, or (ii) a broker, dealer or other company licensed, registered or otherwise qualified to effect transactions in securities in a country (a "foreign country") other than the United States of America (the "U.S.") where you will offer or sell shares of the Funds. You agree that termination or suspension of such membership with the NASD, or of your license to do business by any regulatory agency having jurisdiction, at any time shall terminate or suspend this Agreement forthwith and shall require you to notify us in writing of such action. If you are not a member of the NASD but are a broker, dealer or other company subject to the laws of a foreign country, you agree to conform to the Conduct Rules of the NASD. This Agreement is in all respects subject to the Conduct Rules of the NASD, particularly Conduct Rule 2830 of the NASD, which shall control any provision to the contrary in this Agreement.

     (b) You agree to notify us immediately in writing if at any time you are not a member in good standing of the Securities Investor Protection Corporation ("SIPC").

2. SALES OF FUND SHARES. You may offer and sell shares of each Fund and class of each Fund only at the public offering price which shall be applicable to, and in effect at the time of, each transaction. The procedures relating to all orders and the handling of them shall be subject to the terms of the applicable then current prospectus and statement of additional information (hereafter, the "prospectus") and new account application, including amendments, for each such Fund and each class of such Fund, and our written instructions from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

3. DUTIES OF DEALER: You agree:

     (a) To act as principal, or as agent on behalf of your customers, in all transactions in shares of the Funds except as provided in Section 4 hereof. You shall not have any authority to act as agent for the issuer (the Funds), for the Principal Underwriter, or for any other dealer in any respect, nor will you represent to any third party that you have such authority or are acting in such capacity.

     (b) To purchase shares only from us or from your customers.

     (c) To enter orders for the purchase of shares of the Funds only from us and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment.

     (d) To maintain records of all sales, redemptions and repurchases of shares made through you and to furnish us with copies of such records on request.

     (e) To distribute prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

     (f) That you will not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

     (g) That if any shares confirmed to you hereunder are repurchased or redeemed by any of the Funds within seven business days after such confirmation of your original order, you shall forthwith refund to us the full concession, allowed to you on such orders, including any payments we made to you from our own resources as provided in Section 6(b) hereof with respect to such orders. We shall forthwith pay to the appropriate Fund the share, if any, of the sales charge we retained on such order and shall also pay to such Fund the refund of the concession we receive from you as herein provided (other than the portion of such concession we paid to you from our own resources as provided in Section 6(b) hereof). We shall notify you of such repurchase or redemption within a reasonable time after settlement. Termination or suspension of this Agreement shall not relieve you or us from the requirements of this subsection.

     (h) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without notice or demand and without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which you ordered back to the Funds, in which latter case we may hold you responsible for any loss to the Funds or loss of profit suffered by us resulting from your failure to make payment as aforesaid. We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser's signed authorization for the liquidation.

     (i) That you shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that you will immediately pay such loss to the Funds upon notification.

     (j) That if on a redemption which you have ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on behalf of the Fund, in which latter case we may hold you responsible for any loss to the Fund or loss of profit suffered by us resulting from your failure to settle the redemption.

     (k) To obtain from your customers all consents required by applicable privacy laws to permit us, any of our affiliates or the Funds to provide you either directly or through a service established for that purpose with confirmations, account statements and other information about your customers' investments in the Funds.

4. DUTIES OF DEALER: RETIREMENT ACCOUNTS. In connection with orders for the purchase of shares on behalf of an Individual Retirement Account, Self-Employed Retirement Plan or other retirement accounts, by mail, telephone, or wire, you shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and you shall not place such an order until you have received from your customer payment for such purchase and, if such purchase represents the first contribution to such a plan, the completed documents necessary to establish the plan and enrollment in the plan. You agree to indemnify us and Franklin Templeton Trust Company and/or Templeton Funds Trust Company as applicable for any claim, loss, or liability resulting from incorrect investment instructions received from you which cause a tax liability or other tax penalty.

5. CONDITIONAL ORDERS; CERTIFICATES. We will not accept from you any conditional orders for shares of any of the Funds. Delivery of certificates or confirmations for shares purchased shall be made by the Funds only against constructive receipt of the purchase price, subject to deduction for your concession and our portion of the sales charge, if any, on such sale. No certificates for shares of the Funds will be issued unless specifically requested.

6. DEALER COMPENSATION.

     (a) On each purchase of shares by you from us, the total sales charges and your dealer concessions shall be as stated in each Fund's then current prospectus, subject to NASD rules and applicable laws. Such sales charges and dealer concessions are subject to reductions under a variety of circumstances as described in the Funds' prospectuses. For an investor to obtain these reductions, we must be notified at the time of the sale that the sale qualifies for the reduced charge. If you fail to notify us of the applicability of a reduction in the sales charge at the time the trade is placed, neither we nor any of the Funds will be liable for amounts necessary to reimburse any investor for the reduction which should have been effected.

     (b) In accordance with the Funds' prospectuses, we or our affiliates may, but are not obligated to, make payments to you from our own resources as compensation for certain sales which are made at net asset value ("Qualifying Sales"). If you notify us of a Qualifying Sale, we may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the shares purchased in a Qualifying Sale are repurchased or redeemed within twelve months of the month of purchase, we shall be entitled to recover any advance payment attributable to the repurchased or redeemed shares by reducing any account payable or other monetary obligation we may owe to you or by making demand upon you for repayment in cash. We reserve the right to withhold advances to you, if for any reason we believe that we may not be able to recover unearned advances from you. Termination or suspension of this Agreement shall not relieve you or us from the requirements of this subsection.

7. REDEMPTIONS OR REPURCHASES. Redemptions or repurchases of shares of the Funds will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable prospectuses. Except as permitted by applicable law, you agree not to purchase any shares from your customers at a price lower than the net asset value of such shares next computed by the Funds after the purchase (the "Redemption/Repurchase Price"). You shall, however, be permitted to sell shares of the Funds for the account of the record owner to the Funds at the Redemption/Repurchase Price for such shares.

8. EXCHANGES. Telephone exchange orders will be effective only for uncertificated shares or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable prospectuses. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of the applicable Fund's prospectus. You will be obligated to comply with any additional exchange policies described in the applicable Fund's prospectus, including without limitation any policy restricting or prohibiting "Timing Accounts" as therein defined.

9. TRANSACTION PROCESSING. All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to you if you so request. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares of the Funds or withdraw the offering of shares of the Funds entirely. Orders will be effected at the price(s) next computed on the day they are received if, as set forth in the applicable Fund's current prospectus, the orders are received by us, an agent appointed by us or the Funds prior to the time the price of the Fund's shares is calculated. Orders received after that time will be effected at the price(s) computed on the next business day. All orders must be accompanied by payment in U.S. Dollars. Orders payable by check must be drawn payable in U.S. Dollars on a U.S. bank, for the full amount of the investment.

10. MULTIPLE CLASSES. We may from time to time provide to you written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares (each, a "Class") with different sales charges and distribution related operating expenses. In addition, you will be bound by any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of shares of investment companies offering multiple classes of shares.

11. RULE 12B-1 PLANS. You are invited to participate in all distribution plans (each, a "Plan") adopted for a Class of a Fund or for a Fund that has only a single Class (each, a "Plan Class") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

     To the extent you provide administrative and other services, including, but not limited to, furnishing personal and other services and assistance to your customers who own shares of a Plan Class, answering routine inquiries regarding a Fund or Class, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules, or regulations, we shall pay you a Rule 12b-1 servicing fee. To the extent that you participate in the distribution of Fund shares that are eligible for a Rule 12b-1 distribution fee, we shall also pay you a Rule 12b-1 distribution fee. All Rule 12b-1 servicing and distribution fees shall be based on the value of shares attributable to customers of your firm and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect for the applicable Plan (the "Schedule"). Without prior approval by a majority of the outstanding shares of a particular Class of a Fund which has a Plan, the aggregate annual fees paid to you pursuant to such Plan shall not exceed the amounts stated as the "annual maximums" in such Plan Class' prospectus, which amount shall be a specified percent of the value of such Plan Class' net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as such Plan Class uses to compute its net assets as set forth in its effective prospectus).

     You shall furnish us and each Fund that has a Plan Class (each, a "Plan Fund") with such information as shall reasonably be requested by the Board of Directors, Trustees or Managing General Partners (hereinafter referred to as "Directors") of such Plan Fund with respect to the fees paid to you pursuant to the Schedule of such Plan Fund. We shall furnish to the Boards of Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     Each Plan and the provisions of any agreement relating to such Plan must be approved annually by a vote of the Directors of the Fund that has such Plan, including such persons who are not interested persons of such Plan Fund and who have no financial interest in such Plan or any related agreement ("Rule 12b-1 Directors"). Each Plan or the provisions of this Agreement relating to such Plan may be terminated at any time by the vote of a majority of the Rule 12b-1
Directors, or by a vote of a majority of the outstanding shares of the Class that has such Plan, on sixty (60) days' written notice, without payment of any penalty. A Plan or the provisions of this Agreement may also be terminated by any act that terminates the Underwriting Agreement between us and the Fund that has such Plan, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and such Plan Fund. In the event of the termination of a Plan for any reason, the provisions of this Agreement relating to such Plan will also terminate.

     Continuation of a Plan and provisions of this Agreement relating to such Plan are conditioned on Rule 12b-1 Directors being ultimately responsible for selecting and nominating any new Rule 12b-1 Directors. Under Rule 12b-1,
Directors of any of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, a Plan Fund is permitted to implement or continue a Plan or the provisions of this Agreement relating to such Plan from year-to-year only if, based on certain legal considerations, the Board of Directors of such Plan Fund is able to conclude that such Plan will benefit the Plan Class. Absent such yearly determination, such Plan and the provisions of this Agreement relating to such Plan must be terminated as set forth above. In addition, any obligation assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from shareholders of a Fund. You agree to waive payment of any amounts payable to you by us under a Fund's Plan until such time as we are in receipt of such fee from the Fund.

     The provisions of the Plans between the Plan Funds and us shall control over the provisions of this Agreement in the event of any inconsistency.

12. REGISTRATION OF SHARES. Upon request, we shall notify you of the states or other jurisdictions in which each Fund's shares are currently noticed, registered or qualified for offer or sale to the public. We shall have no obligation to make notice filings of, register or qualify, or to maintain notice filings of, registration of or qualification of, Fund shares in any state or other jurisdiction. We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the registration, qualification or licensed status of persons offering or selling Fund shares or for the manner of offering or sale of Fund shares. If it is necessary to file notice of, register or qualify Fund shares in any foreign jurisdictions in which you intend to offer the shares of any Funds, it will be your responsibility to arrange for and to pay the costs of such notice filing, registration or qualification; prior to any such notice filing, registration or qualification, you will notify us of your intent and of any limitations that might be imposed on the Funds, and you agree not to proceed with such notice filing, registration or qualification without the written consent of the applicable Funds and of ourselves. Except as stated in this section, we shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such shares or for any matter in connection therewith, and no obligation not expressly assumed by us in this Agreement shall be implied. Nothing in this Agreement shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations of the U.S. Securities and Exchange Commission, or any applicable laws or regulations of any government or authorized agency in the U.S. or any other country having jurisdiction over the offer or sale of shares of the Funds, or to relieve the parties hereto from any liability arising under such laws, rules and regulations.

13. CONTINUOUSLY OFFERED CLOSED-END FUNDS. This Section 13 relates solely to shares of Funds that represent a beneficial interest in the Franklin Floating Rate Trust and shares issued by any other continuously offered closed-end investment company registered under the 1940 Act for which we or an affiliate of ours serve as principal underwriter and that periodically repurchases its shares (each, a "Trust"). Shares of a Trust that are offered to the public will be registered under the 1933 Act, and are expected to be offered during an offering period that may continue indefinitely ("Continuous Offering Period"). There is no guarantee that such a continuous offering will be maintained by a Trust. The Continuous Offering Period, shares of a Trust and certain of the terms on which such shares are offered shall be as described in the prospectus of the Trust.

     As set forth in a Trust's then current prospectus, we may, but are not obligated to, provide you with appropriate compensation for selling shares of the Trust. In addition, you may be entitled to a fee for servicing your clients who are shareholders in a Trust, subject to applicable law and NASD Conduct Rules. You agree that any repurchases of shares of a Trust that were originally purchased as Qualifying Sales shall be subject to Subsection 6(b) hereof.

     You expressly acknowledge and understand that, notwithstanding anything to the contrary in this Agreement:

     (a) No Trust has a Rule 12b-1 Plan and in no event will a Trust pay, or have any obligation to pay, any compensation directly or indirectly to you.

     (b) Shares of a Trust will not be repurchased by either the Trust (other than through repurchase offers by the Trust from time to time, if any) or by us and no secondary market for such shares exists currently, or is expected to develop. Any representation as to a repurchase or tender offer by a Trust, other than that set forth in the Trust's then current prospectus, notification letters, reports or other related material provided by the Trust, is expressly prohibited.

     (c) An early withdrawal charge payable by shareholders of a Trust to us may be imposed on shares accepted for repurchase by the Trust that have been held for less than a stated period, as set forth in the Trust's then current Prospectus.

     (d) In the event your customer cancels his or her order for shares of a Trust after confirmation, such shares will not be repurchased, remarketed or otherwise disposed of by or though us.

14. FUND INFORMATION. No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's then current prospectus or in materials issued by us as information supplemental to such prospectus. We will supply reasonable quantities of prospectuses, supplemental sales literature, sales bulletins, and additional information as issued by the Fund or us. You agree not to use other advertising or sales material relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by us in advance of such use. Such approval may be withdrawn by us in whole or in part upon notice to you, and you shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. You are not authorized to modify or translate any such materials without our prior written consent.

15. INDEMNIFICATION. You agree to indemnify, defend and hold harmless us, the Funds, and the respective officers, directors and employees of the Funds and us from any and all losses, claims, liabilities and expenses arising out of (1) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the U.S. or any state or foreign country) or any alleged tort or breach of contract, in or related to the offer or sale by you of shares of the Funds pursuant to this Agreement (except to the extent that our negligence or failure to follow correct instructions received from you is the cause of such loss, claim, liability or expense), (2) any redemption or exchange pursuant to telephone instructions received from you or your agents or employees, or (3) the breach by you of any of the terms and conditions of this Agreement. This Section 15 shall survive the termination of this Agreement.

16. TERMINATION; SUCCESSION; ASSIGNMENT; AMENDMENT. Each party to this Agreement may terminate its participation in this Agreement by giving written notice to the other parties. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other parties or any officer or member thereof, or was mailed postpaid or delivered by electronic transmission to the other parties' chief legal officers at the addresses shown herein or in the most recent NASD Manual. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by you subsequent to your voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of a dealer, will be effective only upon written notification by us to you. This Agreement will terminate automatically in the event of its assignment by us. For purposes of the preceding sentence, the word "assignment" shall have the meaning given to it in the 1940 Act. This Agreement may not be assigned by you without our prior written consent. This Agreement may be amended by us at any time by written notice to you and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such Amendment shall constitute your acceptance of such Amendment.

17. SETOFF; DISPUTE RESOLUTION. Should any of your concession accounts with us have a debit balance, we may offset and recover the amount owed to us or the Funds from any other account you have with us, without notice or demand to you. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the NASD or the American Arbitration Association. Judgment upon any arbitration award may be entered by any court having jurisdiction. This Agreement shall be construed in accordance with the laws of the State of California, not including any provision that would require the general application of the law of another jurisdiction.

18. ACCEPTANCE; CUMULATIVE EFFECT. This Agreement is cumulative and supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted by you. If you have a current dealer agreement with us, your first trade or acceptance of payments from us after your receipt of this Agreement, as it may be amended pursuant to Section 16, above, shall constitute your acceptance of its terms. Otherwise, your signature below shall constitute your acceptance of its terms.


FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


By  /s/ Greg Johnson
    ------------------------
    Greg Johnson, President


777 Mariners Island Blvd.
San Mateo, CA 94404
Attention: Chief Legal Officer (for legal notices only)
415/312-2000

700 Central Avenue
St. Petersburg, Florida 33701-3628
813/823-8712

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Dealer:  If you have NOT  previously  signed a Dealer  Agreement with us, please complete and sign this section and return the original to us.


__________________________________
DEALER NAME:


By _______________________________
   (Signature)

Name:_____________________________

Title: ___________________________

Address: ______________________________
_______________________________________
_______________________________________


Telephone: _______________________

NASD CRD # _______________________

--------------------------------------------------------------------------------
Franklin Templeton Dealer # ______________________
(Internal Use Only)
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Version 12/31/97
232567.4






                     Franklin Templeton Distributors, Inc.
                         777 Mariners Island Boulevard
                            San Mateo, CA 94403-7777


May 15, 1998


Re:   Amendment of Dealer Agreement - Notice Pursuant to Section 16

Dear Securities Dealer:

This letter constitutes notice of amendment of the current Dealer Agreement (the "Agreement") between Franklin/Templeton Distributors, Inc. ("we" or "us") and you pursuant to Section 16 of the Agreement. The Agreement is hereby amended as follows:

1. Defined terms in this amendment have the meanings as stated in the Agreement unless otherwise indicated.

2.   Section 6 is modified to add a subsection 6(c), as follows:

     (c) The following limitations apply with respect to shares of each Trust as described in Section 13 of this Agreement.

          (1) Consistent with the NASD Conduct Rules, the total compensation to be paid to us and selected dealers and their affiliates, including you and your affiliates, in connection with the distribution of shares of a Trust will not exceed the underwriting compensation limitation prescribed by NASD Conduct Rule 2710. The total underwriting compensation to be paid to us and selected dealers and their affiliates, including you and your affiliates, may include: (i) at the time of purchase of shares a payment to you or another securities dealer of 1% of the dollar amount of the purchased shares by the Distributor; and (ii) a quarterly payment at an annual rate of .50% to you or another securities dealer based on the value of such remaining shares sold by you or such securities dealer, if after twelve (12) months from the date of purchase, the shares sold by you or such securities dealer remain outstanding.

          (2) The maximum compensation shall be no more than as disclosed in the section "Payments to Dealers" of the prospectus of the applicable Trust.

Pursuant to Section 16 of the Agreement, your placement of an order or acceptance of payments of any kind after the effective date and receipt of notice of this amendment shall constitute your acceptance of this amendment.


FRANKLIN/TEMPLETON DISTRIBUTORS, INC.



By  /s/ Greg Johnson
    --------------------------
    Greg Johnson, President

777 Mariners Island Blvd.
San Mateo, CA 94404
Attention: Chief Legal Officer (for legal notices only)
650/312-2000

100 Fountain Parkway
St. Petersburg, FL 33716
813/299-8712






                    MUTUAL FUND PURCHASE AND SALES AGREEMENT
                FOR ACCOUNTS OF BANK AND TRUST COMPANY CUSTOMERS
                            EFFECTIVE: APRIL 1, 1998


1. INTRODUCTION

     The parties to this Agreement are the undersigned bank or trust company ("Bank") and Franklin/Templeton Distributors, Inc. ("FTDI"). This Agreement sets forth the terms and conditions under which FTDI will execute purchases and redemptions of shares of the Franklin or Templeton investment companies or series of such investment companies for which FTDI now or in the future serves as principal underwriter (each, a "Fund"), at the request of the Bank upon the order and for the account of Bank's customers ("Customers"). In this Agreement, "Customer" shall include the beneficial owners of an account and any agent or attorney-in-fact duly authorized or appointed to act on the owners' behalf with respect to the account; and "redemptions" shall include redemptions of shares of Funds that are open-end management investment companies and repurchases of shares of Funds that are closed-end investment companies by the Fund that is the issuer of such shares. FTDI will notify Bank from time to time of the Funds which are eligible for distribution and the terms of compensation under this Agreement. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

2. REPRESENTATIONS AND WARRANTIES OF BANK

     Bank warrants and represents to FTDI and the Funds that:

     a) Bank is a "bank" as defined in section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     b) Bank is authorized to enter into this Agreement as agent for the Customers, and Bank's performance of its obligations and receipt of consideration under this Agreement will not violate any law, regulation, charter, agreement, or regulatory restriction to which Bank is subject; and

     c) Bank has received all regulatory agency approvals and taken all legal and other steps necessary for offering the services Bank will provide to Customers and receiving any applicable compensation in connection with this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL UNDERWRITER

     FTDI warrants and represents to Bank that:

     a)   FTDI is a broker/dealer registered under the 1934 Act; and

     b)   FTDI is the principal underwriter of the Funds.

4. COVENANTS OF BANK

     a) For each purchase or redemption transaction under this Agreement (each, a "Transaction"), Bank will:

          1)   be authorized to engage in the Transaction;

          2)   act as agent for the Customer, unless Bank is the Customer;

          3) act solely at the request of and for the account of the Customer, unless Bank is the Customer;

          4) not submit an order unless Bank has already received the order from the Customer, unless Bank is the Customer;

          5) not offer to sell shares of Fund(s) or submit a purchase order unless Bank has already delivered to the Customer a copy of the then current prospectuses for the Fund(s) whose shares are offered or are to be purchased;

          6) not withhold placing any Customer's order for the purpose of profiting from the delay or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher Fee (as defined in Paragraph 5(e) below) applicable to a Transaction in an amount below the breakpoint;

          7) have no beneficial ownership of the securities in any purchase Transaction (the Customer will have the full beneficial ownership), unless Bank is the Customer (in which case, Bank will not engage in the Transaction unless the Transaction is legally permissible for Bank);

          8) not accept or withhold any Fee (as defined in Paragraph 5(e) of this Agreement) otherwise allowed under Paragraphs 5(d) and (e) of this Agreement, if prohibited by the Employee Retirement Income Security Act of 1974, as amended, or trust or similar laws to which Bank is subject, in the case of Transactions of Fund shares involving retirement plans, trusts, or similar accounts;

          9) maintain records of all Transactions of Fund shares made through Bank and furnish FTDI with copies of such records on request; and

          10) distribute prospectuses, statements of additional information and reports to Customers in compliance with applicable legal requirements, except to the extent that FTDI expressly undertakes to do so on behalf of Bank.

     b)   While this Agreement is in effect, Bank will:

          1) not purchase any Fund shares from any person at a price lower than the redemption or repurchase price as applicable next determined by the applicable Fund;

          2) repay FTDI the full Fee received by Bank under Paragraphs 5(d) and (e) of this Agreement, and any payments FTDI or its affiliates made to Bank from their own resources under Paragraph 5(e) of this Agreement ("FTDI Payments"), for any Fund shares purchased under this Agreement which are redeemed or repurchased by the Fund within 7 business days after the purchase; in turn, FTDI shall pay to the Fund the amount repaid by Bank (other than any portion of such repayment that is a repayment of FTDI Payments) and will notify Bank of any such redemption within a reasonable time (termination or suspension of this Agreement shall not relieve Bank or FTDI from the requirements of this subparagraph);

          3) in connection with orders for the purchase of Fund shares on behalf of an Individual Retirement Account, Self-Employed Retirement Plan or other retirement accounts, by mail, telephone, or wire, act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments) and shall not place such an order until Bank has received from its Customer payment for such purchase and, if such purchase represents the first contribution to such a plan, the completed documents necessary to establish the plan and enrollment in the plan (Bank agrees to indemnify FTDI and Franklin Templeton Trust Company and/or Templeton Funds Trust Company as applicable for any claim, loss, or liability resulting from incorrect investment instructions received from Bank which cause a tax liability or other tax penalty);

          4) be responsible for compliance with all laws and regulations, including those of the applicable federal and state bank and securities regulatory authorities, with regard to Bank and Bank's Customers; and

          5) obtain from its Customers any consents required by applicable federal and/or state privacy laws to permit FTDI, any of its affiliates or the Funds to provide Bank with confirmations, account statements and other information about Customers' investments in the Funds.

5. TERMS AND CONDITIONS FOR TRANSACTIONS

     a)   Price

     Purchase orders for Fund shares received from Bank will be accepted only at the public offering price and in compliance with procedures applicable to each purchase order as set forth in the then current prospectus and statement of additional information (hereinafter, collectively, "prospectus") for the applicable Fund. All purchase orders must be accompanied by payment in U.S. Dollars. Orders payable by check must be drawn payable in U.S. Dollars on a U.S. bank, for the full amount of the investment. All sales are made subject to receipt of shares by FTDI from the Funds. FTDI reserves the right in its discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely.

     b)   Orders and Confirmations

     All orders are subject to acceptance or rejection by FTDI and by the Fund or its transfer agent at their sole discretion, and become effective only upon confirmation by FTDI. Transaction orders shall be made using the procedures and forms required by FTDI from time to time. Orders received by FTDI or an agent appointed by FTDI or the Funds on any business day after the time for calculating the price of Fund shares as set forth in each Fund's current prospectus will be effected at the price determined on the next business day. No order will be accepted unless Bank or the Customer shall have provided FTDI with the Customer's full name, address and other information normally required by FTDI to open a customer account, and FTDI shall be entitled to rely on the accuracy of the information provided by Bank. A written confirming statement will be sent to Bank and to Customer upon settlement of each Transaction.

     c)   Multiple Class Guidelines

     FTDI may from time to time provide to Bank written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares (each, a "Class") with different sales charges and distribution-related operating expenses. Bank will comply with FTDI's written compliance guidelines and standards, as well as with any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of investment companies offering multiple classes of shares, whether or not Bank deems itself otherwise subject to such rules or regulations.

     d)   Payments by Bank for Purchases

     On the settlement date for each purchase, Bank shall either (i) remit the full purchase price by wire transfer to an account designated by FTDI, or (ii) following FTDI's procedures, wire the purchase price less the Fee allowed by Paragraph 5(e) of this Agreement. Twice monthly, FTDI will pay Bank Fees not previously paid to or withheld by Bank. Each calendar month, FTDI, as applicable, will prepare and mail an activity statement summarizing all Transactions.

     e)   Fees and Payments

     Where permitted by the prospectus for a Fund, a charge, concession, or fee (each of the foregoing forms of compensation, a "Fee") may be paid to Bank, related to services provided by Bank in connection with Transactions in shares of such Fund. The amount of the Fee, if any, is set by the relevant prospectus. Adjustments in the Fee are available for certain purchases, and Bank is solely responsible for notifying FTDI when any purchase or redemption order is qualified for such an adjustment. If Bank fails to notify FTDI of the applicability of a reduction in the sales charge at the time the trade is placed, neither FTDI nor any of the Funds will be liable for amounts necessary to reimburse any Customer for the reduction which should have been effected.

     In accordance with the Funds' prospectuses, FTDI or its affiliates may, but are not obligated to, make payments from their own resources to Bank as compensation for certain sales that are made at net asset value ("Qualifying Sales"). If Bank notifies FTDI of a Qualifying Sale, FTDI may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the shares purchased in a Qualifying Sale are redeemed or repurchased within twelve months of the month of purchase, FTDI shall be entitled to recover any advance payment attributable to the redeemed or repurchased shares by reducing any account payable or other monetary obligation FTDI may owe to Bank or by making demand upon Bank for repayment in cash. FTDI reserves the right to withhold any one or more advances, if for any reason FTDI believes that FTDI may not be able to recover unearned advances. Termination or suspension of this Agreement does not relieve Bank from the requirements of this paragraph.

     f)   Rule 12b-1 Plans

     Bank is also invited to participate in all distribution plans (each, a "Plan") adopted for a Class of a Fund or for a Fund that has only a single Class (each, a "Plan Class") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

     To the extent Bank provides administrative and other services, including, but not limited to, furnishing personal and other services and assistance to Customers who own shares of a Plan Class, answering routine inquiries regarding a Fund or Class, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules, or regulations, FTDI shall pay Bank a Rule 12b-1 servicing fee. To the extent that Bank participates in the distribution of Fund shares that are eligible for a Rule 12b-1 distribution fee,FTDI shall also pay Bank a Rule 12b-1 distribution fee. All Rule 12b-1 servicing and distribution fees shall be based on the value of shares attributable to Customers and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect for the applicable Plan (the "Schedule"). Without prior approval by a majority of the outstanding shares of a particular Class of a Fund, the aggregate annual fees paid to Bank pursuant to such Plan shall not exceed the amounts stated as the "annual maximums" in such Plan Class' prospectus, which amount shall be a specified percent of the value of such Plan Class' net assets held in Customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as such Plan Class uses to compute its net assets as set forth in its effective Prospectus).

     Bank shall furnish FTDI and each Fund that has a Plan Class (each, a "Plan Fund") with such information as shall reasonably be requested by the Board of Directors, Trustees or Managing General Partners (hereinafter referred to as "Directors") of such Plan Fund with respect to the fees paid to Bank pursuant to the Schedule of such Plan Fund. FTDI shall furnish to the Boards of Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     Each Plan and the provisions of any agreement relating to such Plan must be approved annually by a vote of the Directors of the Fund that has such Plan, including such persons who are not interested persons of such Plan Fund and who have no financial interest in such Plan or any related agreement ("Rule 12b-1 Directors"). Each Plan or the provisions of this Agreement relating to such Plan may be terminated at any time by the vote of a majority of Rule 12b-1 Directors of the Fund that has such Plan, or by a vote of a majority of the outstanding shares of the Class that has such Plan on sixty (60) days' written notice, without payment of any penalty. A Plan or the provisions of this Agreement may also be terminated by any act that terminates the Underwriting Agreement between FTDI and the Fund that has such Plan, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and such Plan Fund. In the event of the termination of a Plan for any reason, the provisions of this Agreement relating to such Plan will also terminate.

     Continuation of a Plan and the provisions of this Agreement relating to such Plan are conditioned on Rule 12b-1 Directors being ultimately responsible for selecting and nominating any new Rule 12b-1 Directors. Under Rule 12b-1, Directors of any of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, a Plan Fund is permitted to implement or continue a Plan or the provisions of this Agreement relating to such Plan from year-to-year only if, based on certain legal considerations, the Board of Directors of such Plan Fund is able to conclude that the Plan will benefit the Plan Class. Absent such yearly determination, a Plan and the provisions of this Agreement relating to such Plan must be terminated as set forth above. In addition, any obligation assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from shareholders of a Fund. Bank agrees to waive payment of any amounts payable to Bank by FTDI under a Fund's Plan until such time as FTDI is in receipt of such fee from the Fund.

     The provisions of the Plans between the Plan Funds and FTDI shall control over the provisions of this Agreement in the event of any inconsistency.

     g)   Other Distribution Services

     From time to time, FTDI may offer telephone and other augmented services in connection with Transactions under this Agreement. If Bank uses any such service, Bank will be subject to the procedures applicable to the service, whether or not Bank has executed any agreement required for the service.

     h)   Conditional Orders; Certificates

     FTDI will not accept any conditional Transaction orders. Delivery of certificates or confirmations for shares purchased shall be made by a Fund only against constructive receipt of the purchase price, subject to deduction of any Fee and FTDI's portion of the sales charge, if any, on such sale. No certificates for shares of the Funds will be issued unless specifically requested.

     i)   Cancellation of Orders

     If payment for shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without notice or demand, and neither FTDI nor the Fund(s) shall have any responsibility or liability for such a cancellation; alternatively, at FTDI's option, the unpaid shares may be sold back to the Fund, and Bank shall be liable for any resulting loss to FTDI or to the Fund(s). FTDI shall have no liability for any check or other item returned unpaid to Bank after Bank has paid FTDI on behalf of a purchaser. FTDI may refuse to liquidate the investment unless FTDI receives the purchaser's signed authorization for the liquidation.

     j)   Order Corrections

     Bank shall assume responsibility for any loss to a Fund(s) caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on FTDI's part, and Bank will immediately pay such loss to the Fund(s) upon notification.

     k)   Redemptions; Cancellation

     Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable prospectuses. If Bank sells shares for the account of the record owner to the Funds, Bank shall be deemed to represent to FTDI that Bank is doing so as agent for the Customer and that Bank is authorized to do so in such capacity. Such sales to the Funds shall be at the redemption or repurchase price then currently in effect for such shares. If on a redemption which Bank has ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on the part of FTDI or any Fund, or at the option of FTDI, FTDI may buy the shares redeemed on behalf of the Fund, in which latter case FTDI may hold Bank responsible for any loss to the Fund or loss of profit suffered by FTDI resulting from Bank's failure to settle the redemption.

     l)   Exchanges

     Telephone exchange orders will be effective only for uncertificated shares or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable prospectuses. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of the applicable Fund's prospectus. Bank will be obligated to comply with any additional exchange policies described in the applicable Fund's prospectus, including without limitation any policy restricting or prohibiting "Timing Accounts" as therein defined.

     m)   Qualification of Shares; Indemnification

     Upon request, FTDI shall notify Bank of the states or other jurisdictions in which each Fund's shares are currently noticed, registered or qualified for offer or sale to the public. FTDI shall have no obligation to make notice filings of, register or qualify, or to maintain notice filings of, registration of or qualification of, Fund shares in any state or other jurisdiction. FTDI shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the registration, qualification or licensed status of Bank or any of its agents or sub-agents in connection with the purchase or sale of Fund shares or for the manner of offering, sale or purchase of Fund shares. Except as stated in this paragraph, FTDI shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such shares or for any matter in connection therewith, and no obligation not expressly assumed by FTDI in this Agreement shall be implied. If it is necessary to file notice of, register or qualify shares of any Fund in any country, state or other jurisdiction having authority over the purchase or sale of Fund shares that are purchased by a Customer, it will be Bank's responsibility to arrange for and to pay the costs of such notice filing, registration or qualification; prior to any such notice filing, registration or qualification, Bank will notify FTDI of its intent and of any limitations that might be imposed on the Funds, and Bank agrees not to proceed with such notice filing, registration or qualification without the written consent of the applicable Funds and of FTDI. Nothing in this Agreement shall be deemed to be a condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, the 1940 Act, the rules and regulations of the U.S. Securities and Exchange Commission, or any applicable laws or regulations of any government or authorized agency in the U.S. or any other country having jurisdiction over the offer or sale of shares of the Funds, or to relieve the parties hereto from any liability arising under such laws, rules or regulations.

     Bank further agrees to indemnify, defend and hold harmless FTDI, the Funds, their officers, directors and employees from any and all losses, claims, liabilities and expenses, arising out of (1) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the United States of America or any state or foreign country) or any alleged tort or breach of contract, in or related to any offer, sale or purchase of shares of the Funds involving Bank or any Customer pursuant to this Agreement (except to the extent that FTDI's negligence or failure to follow correct instructions received from Bank is the cause of such loss, claim, liability or expense), (2) any redemption or exchange pursuant to telephone instructions received from Bank or its agents or employees, or (3) the breach by Bank of any of the terms and conditions of this Agreement. This Paragraph 5(m) shall survive the termination of this Agreement.

     n)   Prospectus and Sales Materials; Limit on Advertising

     No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's current prospectus or in materials issued by FTDI as information supplemental to such prospectus. FTDI will supply prospectuses, reasonable quantities of supplemental sale literature, sales bulletins, and additional information as issued. Bank agrees not to use other advertising or sales material or other material or literature relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by FTDI in advance of such use. Such approval may be withdrawn by FTDI in whole or in part upon notice to Bank, and Bank shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. Bank is not authorized to modify or translate any such materials without the prior written consent of FTDI.

     o)   Customer Information

          1) DEFINITION. For purposes of this Paragraph 5(o), "Customer Information" means customer names and other identifying information pertaining to one or more Customers which is furnished by Bank to FTDI in the ordinary course of business under this Agreement. Customer Information shall not include any information obtained from any sources other than the Customer or the Bank.

          2) PERMITTED USES. FTDI may use Customer Information to fulfill its obligations under this Agreement, the Distribution Agreements between the Funds and FTDI, the Funds' prospectuses, or other duties imposed by law. In addition, FTDI or its affiliates may use Customer Information in communications to shareholders to market the Funds or other investment products or services, including without limitation variable annuities, variable life insurance, and retirement plans and related services. FTDI may also use Customer Information if it obtains Bank's prior written consent.

          3) PROHIBITED USES. Except as stated above, FTDI shall not disclose Customer Information to third parties, and shall not use Customer Information in connection with any advertising, marketing or solicitation of any products or services, provided that Bank offers or soon expects to offer comparable products or services to mutual fund customers and has so notified FTDI.

          4) SURVIVAL; TERMINATION. The agreements described in this paragraph 5(o) shall survive the termination of this Agreement, but shall terminate as to any account upon FTDI's receipt of valid notification of either the termination of that account with Bank or the transfer of that account to another bank or dealer.

6. CONTINUOUSLY OFFERED CLOSED-END FUNDS

     This Paragraph 6 relates solely to shares of Funds that represent a beneficial interest in the Franklin Floating Rate Trust or that are issued by any other continuously offered closed-end investment company registered under the 1940 Act for which FTDI or an affiliate of FTDI serves as principal underwriter and that periodically repurchases its shares (each, a "Trust"). Shares of a Trust being offered to the public will be registered under the 1933 Act and are expected to be offered during an offering period that may continue indefinitely ("Continuous Offering Period"). There is no guarantee that such a continuous offering will be maintained by the Trust. The Continuous Offering Period, shares of a Trust and certain of the terms on which such shares are being offered are more fully described in the prospectus of the Trust.

     As set forth in a Trust's then current prospectus, FTDI shall provide Bank with appropriate compensation for purchases of shares of the Trust made by the Bank for the account of Customers or by Customers. In addition, Bank may be entitled to a fee for servicing Customers who are shareholders in a Trust, subject to applicable law. Bank agrees that any repurchases of shares of a Trust that were originally purchased as Qualifying Sales shall be subject to Paragraph 5(e) hereof.

     Bank expressly acknowledges and understands that, notwithstanding anything to the contrary in this Agreement:

     a) No Trust has a Rule 12b-1 Plan and in no event will a Trust pay, or have any obligation to pay, any compensation directly or indirectly to Bank.

     b) Shares of a Trust will not be repurchased by either the Trust (other than through repurchase offers by the Trust from time to time, if any) or by FTDI and no secondary market for such shares exists currently, or is expected to develop. Any representation as to a repurchase or tender offer by the Trust, other than that set forth in the Trust's then current Prospectus, notification letters, reports or other related material provided by the Trust, is expressly prohibited.

     c) An early withdrawal charge payable by shareholders of a Trust to FTDI may be imposed on shares accepted for repurchase by the Trust that have been held for less than a stated period, as set forth in the Trust's then current Prospectus.

     d) In the event a Customer cancels his or her order for shares of a Trust after confirmation, such shares will not be repurchased, remarketed or otherwise disposed of by or though FTDI.

     7. GENERAL

     a)   Successors and Assignments

     This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided that this Agreement will terminate automatically in the event of its assignment by FTDI. For purposes of the preceding sentence, the word "assignment" shall have the meaning given to it in the 1940 Act. Bank may not assign this Agreement without the advance written consent of FTDI.

     b)   Paragraph Headings

     The paragraph headings of this Agreement are for convenience only, and shall not be deemed to define, limit, or describe the scope or intent of this Agreement.

     c)   Severability

     Should any provision of this Agreement be determined to be invalid or unenforceable under any law, rule, or regulation, that determination shall not affect the validity or enforceability of any other provision of this Agreement.

     d)   Waivers

     There shall be no waiver of any provision of this Agreement except a written waiver signed by Bank and FTDI. No written waiver shall be deemed a continuing waiver or a waiver of any other provision, unless the waiver expresses such intention.

     e)   Sole Agreement

     This Agreement is the entire agreement of Bank and FTDI and supersedes all oral negotiations and prior writings.

     f)   Governing Law

     This Agreement shall be construed in accordance with the laws of the State of California, not including any provision which would require the general application of the law of another jurisdiction, and shall be binding upon the parties hereto when signed by FTDI and accepted by Bank, either by Bank's signature in the space provided below or by Bank's first trade entered after receipt of this Agreement.

     g)   Arbitration

     Should Bank owe any sum of money to FTDI under or in relation to this Agreement for the purchase, sale, redemption or repurchase of any Fund shares, FTDI may offset and recover the amount owed by Bank to FTDI or the Funds from any amount owed by FTDI to Bank or from any other account Bank has with FTDI, without notice or demand to Bank. Either party may submit any dispute under this Agreement to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Judgment upon any arbitration award may be entered by any court having jurisdiction.

     h)   Amendments

     FTDI may amend this Agreement at any time by depositing a written notice of the amendment in the U.S. mail, first class postage pre-paid, addressed to Bank's address given below. Bank's placement of any Transaction order or acceptance of any payments after the effective date and receipt of notice of any such amendment shall constitute Bank's acceptance of the amendment.

     i)   Term and Termination

     This Agreement shall continue in effect until terminated and shall terminate automatically in the event that Bank ceases to be a "bank" as set forth in paragraph 2(a) of this Agreement. FTDI or Bank may terminate this Agreement at any time by written notice to the other, but such termination shall not affect the payment or repayment of Fees on Transactions prior to the termination date. Termination also will not affect the indemnities given under this Agreement.

     j)   Acceptance; Cumulative Effect

     This Agreement is cumulative and supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by FTDI and accepted by Bank. If Bank has a current agreement with FTDI, Bank's first trade or acceptance of payments from FTDI after receipt of this Agreement, as it may be amended pursuant to paragraph 7(h), above, shall constitute Bank's acceptance of the terms of this Agreement.

     Otherwise, Bank's signature below shall constitute Bank's acceptance of these terms.


                              FRANKLIN/TEMPLETON DISTRIBUTORS, INC.



                              By: /s/ Greg Johnson
                                  -----------------------
                                  Greg Johnson, President

                                  777 Mariners Island Blvd.
                                  San Mateo, CA 94404
                                  Attention: Chief Legal Officer (for legal notices only)
                                  650/312-2000

                                  100 Fountain Parkway
                                  St. Petersburg, Florida 33716
                                  813/299-8712

--------------------------------------------------------------------------------
To the Bank or Trust Company: If you have not previously signed an agreement with FTDI for the sale of mutual fund shares to your customers, please complete and sign this section and return the original to us.


                              BANK OR TRUST COMPANY:


                              ____________________________________
                              (Bank's name)



                          By: ____________________________________
                              (Signature)

                          Name:  _________________________________

                          Title: _________________________________






                     Franklin Templeton Distributors, Inc.
                         777 Mariners Island Boulevard
                            San Mateo, CA 94403-7777


May 15, 1998

Re: Amendment of Mutual Fund Purchase and Sales Agreement for Accounts of Bank and Trust Company Customers - Notice Pursuant to Paragraph 7(h)

Dear Bank or Trust Company:

This letter constitutes notice of amendment of the current Mutual Fund Purchase and Sales Agreement for Accounts of Bank and Trust Company Customers (the "Agreement") between Franklin/Templeton Distributors, Inc. ("FTDI") and the bank or trust company ("the Bank") pursuant to Paragraph 7(h) of the Agreement. The Agreement is hereby amended as follows:

1. Defined terms in this amendment have the meanings as stated in the Agreement unless otherwise indicated.

2.   Paragraph 5(e) is modified to add the following language:

     With respect to shares of each Trust as described in Paragraph 6 of this Agreement, the total compensation to be paid to FTDI and selected dealers and their affiliates, including the Bank and the Bank's affiliates, in connection with the distribution of shares of a Trust will not exceed the underwriting compensation limitation prescribed by NASD Conduct Rule 2710. The total underwriting compensation to be paid to FTDI and selected dealers and their affiliates, including the Bank and the Bank's affiliates, may include: (i) at the time of purchase of shares a payment to the Bank or a securities dealer of 1% of the dollar amount of the purchased shares by FTDI; and (ii) a quarterly payment at an annual rate of .50% to the Bank or a securities dealer based on the value of such remaining shares sold by the Bank or such securities dealer, if after twelve (12) months from the date of purchase, the shares sold by the Bank or such securities dealer remain outstanding.

     The maximum compensation shall be no more than as disclosed in the section "Payments to Dealers" of the prospectus of the applicable Trust.

Pursuant to Paragraph 7(h) of the Agreement, the Bank's placement of an order or acceptance of payments of any kind after the effective date and receipt of notice of this amendment shall constitute the Bank's acceptance of this amendment.


FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


By /s/ Greg Johnson
   ------------------------
   Greg Johnson, President


777 Mariners Island Blvd.
San Mateo, CA 94404
Attention: Chief Legal Officer (for legal notices only)
650/312-2000

100 Fountain Parkway
St. Petersburg, FL 33716
813/299-8712